As filed with the Securities and Exchange Commission on April 11, 1997
                                        Registration No. 33-43932

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                     ALLIANCE FARMS COOPERATIVE ASSOCIATION
                 (Name of small business issuer in its charter)

       COLORADO                     0213                   84-1270685
(State or jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
          of             Classification Code Number)  Identification No.)
   incorporation or
    organization)


                              302 IDLEWILD STREET
                             YUMA, COLORADO  80759
                                 (970) 848-3231
         (Address and telephone number of principal executive offices)


                              44425 COUNTY ROAD Q
                            ECKLEY, COLORADO  80727
                    (Address of principal place of business)


                                WAYNE N. SNYDER
                      CHAIRMAN OF THE BOARD AND PRESIDENT
                   3315 NORTH OAK TRAFFICWAY, DEPARTMENT 189
                          KANSAS CITY, MISSOURI 64116
                                 (816) 891-3686
           (Name, address and telephone number of agent for service)


                                   Copies to:
                              JAMES W. ALLEN, ESQ.
                          STINSON, MAG & FIZZELL, P.C.
                         1201 WALNUT STREET, SUITE 2800
                       KANSAS CITY, MISSOURI  64106-6251
                                 (816) 842-8600


                                EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the Form SB-2 Registration Statement of Alliance Farms Cooperative Association, a Colorado cooperative association (the "Registrant"), is being filed to de-register 51 shares of the Registrant's common stock, $0.01 par value per share, which 51 shares remained unsold as of the February 21, 1997 expiration of the Registrant's offering.


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Kansas City, State of Missouri, on April 11, 1997.

                    ALLIANCE FARMS COOPERATIVE ASSOCIATION


                    By:              Wayne N. Snyder

                                Wayne N. Snyder, President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature and Title                          Date


Wayne N. Snyder                         April 11, 1997

Wayne N. Snyder
Chairmen of the Board, President
and Director
(Principal Executive Officer and Principal
Financial and Accounting Officer)

             *                          April 11, 1997

Doug Brown
Treasurer, Secretary and Director


                                        April 11, 1997
Merl Daniel
Director

             *                          April 11, 1997

Gerald D. Johnson
Director

                                        April 11, 1997
Loren Keppy
Director

*By  Wayne N. Snyder

     Wayne N. Snyder
     Attorney-In-Fact